FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of this ___ day of _______________________, 2016 by and between Datasea Inc., a company incorporated under the laws of Nevada, USA (the “Company”), having its principal place of business at 1 Xinghuo Rd, Changning Bldg, Ste.21bc1, Fengtai District, Beijing, P.R. China, 100070, and the person or entity listed on the signature page hereto under the heading “Subscriber” (the “Subscriber”).

WHEREAS, the Company desires to sell up to an aggregate of 50,000,000 shares (the “Shares”) of the Company’s common stock, par value US$0.001 per share (the “Common Stock”), for a per share purchase price of US$___;

WHEREAS, the Subscriber desires to purchase a number of Shares from the Company on such terms, subject to the terms, conditions and restrictions set forth herein; and

WHEREAS, the offer and sale of the Shares by the Company (the “Offering”) is being made in reliance upon the provisions of Regulation S (“Regulation S”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the Company and the Subscriber do hereby agree as follows:

   1.            Agreement to Subscribe

1.1    Purchase and Issuance of the Shares.  The Subscriber is hereby subscribing for the number of Shares indicated on the signature page hereto by the caption “Number of Shares Subscribed for” (the “Subscriber’s Shares”), which Subscriber’s Shares will be issued solely to the Subscriber.  The aggregate purchase price for such Subscriber’s Shares (the “Purchase Price”) is indicated on the signature page hereto by the caption, “Purchase Price.”

1.2    Delivery of the Purchase Price.  Upon execution of this Agreement, the Subscriber shall be bound to fulfill its obligations hereunder and hereby irrevocably commits to deliver to the Company, on the date hereof, the Purchase Price by bank check, wire transfer or such other form of payment as shall be acceptable to the Company in its sole and absolute discretion.

2.                Representations and Warranties of the Subscriber

The Subscriber represents and warrants to the Company that:

2.1    Subscriber.  The information concerning the Subscriber provided by the Subscriber to the Company (including the information regarding the Subscriber set forth on the signature page hereto and in the Investor Suitability Questionnaire) is true, complete and accurate in all respects.  The Subscriber has provided to the Company a true, complete and accurate copy of his, her or its People’s Republic of China identification card or other valid photo identification.

2.2    Intent.  The Subscriber is purchasing the Subscriber’s Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any U.S. Person (as defined below) or any other person or entity (whether located in the People’s Republic of China or elsewhere), and not with a view towards the distribution or dissemination thereof.  The Subscriber has no present arrangement to sell or otherwise transfer or dispose of the Subscriber’s Shares to or through any person or entity.  The Subscriber understands that the Subscriber’s Shares must be held indefinitely unless

1

such Subscriber’s Shares are resold in accordance with the provisions of Regulation S, are subsequently registered under the Securities Act or an exemption from registration is available.

2.3    No Obligation to Register Shares.  The Subscriber understands that the Company is under no obligation to register the Subscriber’s Shares under the Securities Act, or to assist the Subscriber in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction other than as expressly provided herein.

2.4    Investment Experience.  The Subscriber, or the Subscriber’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters so as to evaluate investments of the kind described in this Agreement.  By reason of the business and financial experience of the Subscriber or his or her professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), the Subscriber can protect his or her own interests in connection with the transactions described in this Agreement.  The Subscriber is able to afford the loss of his, her or its entire investment in the Subscriber’s Shares.

2.5    Independent Investigation.  The Subscriber, in making the decision to purchase the Subscriber’s Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties, or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement and the exhibits and schedules attached hereto.  The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as the Subscriber has requested.

2.6    Authority.  This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Subscriber does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Subscriber is a party.  In case the Subscriber is an entity, it was not formed for the specific purpose of acquiring the Subscriber’s Shares, is a company incorporated, duly organized, validly existing and in good standing under the laws of the jurisdiction where it is incorporated. Entering into this Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or other organizational documents, bylaws or other governing documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound.

2.7    Not a Broker-Dealer.  The Subscriber is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated (as defined below) with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act of 1934, as amended (“Exchange Act”) or engaged in a business that would require it to be so registered, nor is it an Affiliate of a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer.  In the event such Subscriber is a member of FINRA, or associated or Affiliated with a member of FINRA, such Subscriber agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Subscriber’s Shares. As used herein, “Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal

2

descendants, or (ii) another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument. “Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

2.8    Not an Underwriter.  The Subscriber is not an underwriter of the Subscriber’s Shares, nor is it an Affiliate of an underwriter of the Subscriber’s Shares.

2.9    No Advice from Company.  The Subscriber acknowledges that he, she or it has received, and fully and carefully reviewed and understands, copies of the SEC filings, either in hard copy or electronically through the SEC’s EDGAR system at http://www.sec.gov. The Subscriber also acknowledges that he, she or it has had the opportunity to review this Agreement, the exhibits hereto (including the risk factors relating to the Company attached hereto) and the transactions contemplated by this Agreement with the Subscriber’s own legal counsel and investment and tax advisors.  Except for any statements or representations of the Company made in this Agreement, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction. The Subscriber has consulted, to the extent deemed appropriate by the Subscriber, with the Subscriber’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Subscriber’s Shares and on that basis believes that investing in the Subscriber’s Shares is suitable and appropriate for the Subscriber.

2.10            Regulation S Exemption.  The Subscriber understands that the Subscriber’s Shares are being offered and sold to him, her or it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Subscriber’s Shares.  In this regard, the Subscriber represents, warrants and agrees that:

(i)           The Subscriber is not a U.S. Person and is not an Affiliate of the Company and is not acquiring the Subscriber’s Shares for the account or benefit of a U.S. Person.  A “U.S. Person” means any one of the following:

(A)           any natural person resident in the United States of America;

(B)           any partnership, limited liability company, corporation or other entity organized or incorporated under the laws of the United States of America;

(C)           any estate of which any executor or administrator is a U.S. Person;

(D)           any trust of which any trustee is a U.S. Person;

(E)           any agency or branch of a foreign entity located in the United States of America;

3

(F)           any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)           any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H)           any partnership, company, corporation or other entity if:

(1)           organized or incorporated under the laws of any foreign jurisdiction; and

(2)           formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii)           At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Subscriber was outside of the United States.

(iii)           The Subscriber will not, during the period commencing on the date of issuance of the Subscriber’s Shares and ending on the six-month anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Subscriber’s Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(iv)           The Subscriber will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Subscriber’s Shares only pursuant to registration under the Securities Act or an available exemption therefrom and in accordance with all applicable state and foreign securities laws.

(v)           The Subscriber was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Subscriber’s Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vi)           Neither the Subscriber nor any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Subscriber’s Shares and the Subscriber and any person acting on his or her behalf has complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii)           The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii)           Neither the Subscriber nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Subscriber’s Shares.  The Subscriber agrees not to cause any advertisement of the Subscriber’s Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the

4

Subscriber’s Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(ix)           The Subscriber has carefully reviewed and completed the investor questionnaire annexed hereto as Exhibit A.

2.11    No Advertisements.  The Subscriber is not subscribing for the Subscriber’s Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting, and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

2.12    Legend.  The Subscriber acknowledges and agrees that the Subscriber’s Shares shall bear a restrictive legend (the “Legend”), in the form and substance as set forth in Section 4 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) in accordance with the applicable provisions of Regulation S, promulgated under the Securities Act, (iii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (iv) pursuant to any other exemption from the registration requirements of the Securities Act or for estate planning purposes (subject to any escrow restrictions).

2.13    Economic Considerations.  The Subscriber is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment.  The Subscriber has relied solely on his or her own advisors.

2.14    Compliance with Laws.  Any resale of the Subscriber’s Shares during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S.  Further, any such sale of the Subscriber’s Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction.  The Subscriber will not offer to sell or sell the Subscriber’s Shares in any jurisdiction unless the Subscriber obtains all required consents, if any. The Subscriber acknowledges that such Subscriber is familiar with Rule 144 (“Rule 144”) under the Securities Act, and has been advised that Rule 144 permits resales only under certain circumstances. The Subscriber understands that to the extent that Rule 144 is not available, such Subscriber will be unable to sell any Subscriber’s Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

2.15    Investment Commitment.  The Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber's net worth, and an investment in the Subscriber’s Shares will not cause such overall commitment to become excessive.

2.16    Receipt of Information.  The Subscriber has received all documents, records, books and other information pertaining to the Subscriber’s investment in the Company that has been requested by the Subscriber.

2.17    Information Available.  The Subscriber acknowledges it has availed itself of full access to the Company’s public reports filed with the SEC, which reports can be retrieved from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

5

2.18    No Governmental Review.  The Subscriber is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Subscriber’s Shares or the Company, or (iii) guaranteed or insured any investment in the Subscriber’s Shares or any investment made by the Company.

  2.19          Potential Loss of Investment; Risk Factors.  The Subscriber understands that an investment in the Subscriber’s Shares is a speculative investment which involves a high degree of risk and the potential loss of his or her entire investment. The Subscriber has considered carefully and understands the risks associated with an investment in the Subscriber’s Shares, a summary of which risks is annexed hereto as Exhibit B.

3.                Representations and Warranties of the Company

The Company represents and warrants to the Subscriber that:

3.1    Valid Issuance of Capital Stock.  The total number of shares of all classes of capital stock which the Company has authority to issue is 375,000,000 shares of Common Stock.  As of the date hereof, the Company has 55,000,000 shares of Common Stock issued and outstanding.  All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2    Organization and Qualification.  The Company is a corporation duly incorporated and existing in good standing under the laws of Nevada and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

4.                Legends, etc.

4.1    Legend. Each certificate representing the Subscriber’s Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

4.2    Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way a Subscriber’s obligations and agreement to comply with all applicable securities laws upon resale of the Subscriber’s Shares.

4.3    Company’s Refusal to Register Transfer of Shares. The Company shall refuse to register any transfer of the Subscriber’s Shares not made in accordance with (i) the provisions of

6

Regulation S, (ii) pursuant to an effective registration statement filed under the Securities Act, or (iii) pursuant to an available exemption from the registration requirements of the Securities Act.

5.                Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA, without regard to the conflicts of laws principals thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

6.                Assignment; Entire Agreement; Amendment

6.1    Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscriber to a person agreeing to be bound by the terms hereof.

6.2    Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

6.3    Amendment.  Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

6.4    Binding Upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

7.                Notices; Indemnity

7.1    Notices. Unless otherwise provided herein, all notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth on the signature pages hereto or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express

7

courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

7.2    Indemnification.  The Subscriber shall indemnify and hold the Company and its officers, directors, employees, agents and affiliates harmless from and against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of the Subscriber’s breach of any representation, warranty, covenant or agreement in this Agreement.

8.                Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.  Such counterparts may be delivered by facsimile or other electronic transmission, which shall not impair the validity thereof.

9.                Survival; Severability

9.1    Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the date hereof and the issuance of the Subscriber’s Shares.

9.2    Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

      10.     Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature page follows]

8

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year this subscription has been accepted by the Company as set forth below.

Number of Shares
Subscribed For:	Print Name of Subscriber
_______________
Purchase Price: US$1.50 per share
By:
(Signature of Subscriber or Authorized Signatory)

Address:

Telephone:

Fax:

Email:

______________________________
Identification Number

If the Subscriber’s Shares will be held as joint tenants, tenants in common, or community property, please complete the following:

Print name of spouse or other co-subscriber

Signature of spouse or other co-subscriber

Print manner in which Subscriber’s Shares will be held

Identification Number

9

ACCEPTANCE OF SUBSCRIPTION

_____________________________

Name of Subscriber

ACCEPTED BY:

DATASEA INC.

By: ___________________________________

       Name:

       Title:

Date:  ______________________, 2016

Accepted for   _________________ Shares

Address for notices:

1 Xinghuo Rd, Changning Bldg, Ste.21bc1,

Fengtai District, Beijing,

P.R. China, 100070

Email: liuzhixin@shuhaixinxi.com

10

Exhibit A

INVESTOR SUITABILITY QUESTIONNAIRE

FOR NON-U.S. INVESTORS AS DEFINED IN RULE 902 OF REGULATION S

CONFIDENTIAL

Datasea Inc. (the “Company”) will use the responses to this questionnaire to qualify prospective investors for purposes of United States federal and state securities laws.  Please complete, sign, date and return one copy of this questionnaire to the Company as soon as possible, via mail or facsimile, to:

Datasea Inc.

1 Xinghuo Rd

Changning Building, Suite 21BC1

Fengtai District

Beijing, P.R. China, 100070

Name:

(EXACT NAME AS IT SHOULD APPEAR ON SECURITIES)

1.	Please indicate the country in which you maintain your principal residence and how long you have maintained your principal residence in that country.

Country:

Duration:

Address:

Email Address:

The undersigned agrees that the Company may present this questionnaire to such parties as the Company deems appropriate to establish the availability of exemptions from registration under United States federal and state securities laws.  The undersigned represents that the information furnished in this questionnaire is true and correct and you acknowledge that the Company and its counsel are relying on the truth and accuracy of such information to comply with federal and state securities laws. The undersigned agrees to notify the Company promptly of any changes in the foregoing information that may occur prior to the investment.

______________________________________________

(Signature)

___________________________________________

Title or capacity of signing party if the subscriber is partnership, corporation, trust or other non-individual entity

Date:               ____________________________

11

I.  INDIVIDUAL INVESTORS:

(Investors other than individuals should turn to Part II)

INITIAL EACH BOX TRUE OR FALSE OR COMPLETE, AS APPROPRIATE

Disclosure of Foreign Citizenship.

1.	______ ________ True False	You are a citizen of a country other than the United States.

2.	_________________	If the answer to the preceding question is true, specify the country of which you are a citizen.

Verification of Status as a Non-“U.S. Person” under Regulation S.

3.	______ ________ True False	You are a natural person resident in the United States.

PLEASE PROVIDE COPIES OF THE IDENFICATION DOCUMENTS ISSUED BY THE COUNTRY OF WHICH YOU ARE A CITIZEN.

PLEASE TURN TO PART III AND SIGN AND DATE THIS QUESTIONNAIRE

12

II.  NON-INDIVIDUAL INVESTORS:*

(Please answer Part II only if the purchase is proposed to be undertaken by a corporation, partnership, trust or other entity)

☐	If the investment will be made by more than one affiliated entity, please complete a copy of this questionnaire for EACH entity.

☐	PLEASE PROVIDE COPIES OF THE FORMATION DOCUMENTS ISSUED BY THE COUNTRY IN WHICH YOU WERE FORMED.

INITIAL EACH BOX TRUE OR FALSE

Disclosure of Foreign Ownership.

1.	______ ________ True False	You are an entity organized under the laws of a jurisdiction other than those of the United States or any state, territory or possession of the United States (a "Foreign Entity").

2.	______ ________ True False	You are a corporation of which, in the aggregate, more than one-fourth of the capital stock is owned of record or voted by Foreign Citizens, Foreign Entities, Foreign Corporations (as defined below) or Foreign partnerships (as defined below) (a "Foreign Corporation").

3.	______ ________ True False	You are a general or limited partnership of which any general or limited partner is a Foreign Citizen, Foreign Entity, Foreign Government, Foreign Corporation or Foreign Partnership (as defined below) (a "Foreign Partnership").

4.	______ ________ True False	You are a representative of, or entity controlled by, any of the entities listed in items 1 through 3 above.

Verification of Status as a Non-“U.S. Person” under Regulation S.

1.	______ ________ True False	You are a partnership or corporation organized or incorporated under the laws of the United States.

2.	______ ________ True False

You are an estate of which any executor or administrator is a U.S. Person.  If the preceding sentence is true, but the executor or administrator who is a U.S. Person is a professional fiduciary and (i) there is another executor or administrator who is a non-U.S. Person who has shared or sole investment discretion with respect to the assets of the estate; and (ii) the estate is governed by foreign law, you may answer “False.”

13

3.	______ ________ True False

You are a trust of which any trustee is a U.S. Person.  If the preceding sentence is true, but the trustee who is a U.S. Person is a professional fiduciary and (i) there is another trustee who is a non-U.S. Person who has shared or sole investment discretion with respect to the trust assets; and (ii) no beneficiary of the trust is a U.S. Person, you may answer “False.”

4.	______ ________ True False	You are an agency or branch of a foreign entity located in the United States.

5.	______ ________ True False	You are a non-discretionary or similar account (other than an estate or trust) held by a dealer or fiduciary for the benefit or account of a U.S. Person.
6.	______ ________ True False

You are a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized or incorporated, or (if an individual) resident in the United States.  If the preceding sentence is true, but such account is held by a dealer or other professional fiduciary organized or incorporated, or resident in the United States for the benefit or account of a non-U.S. Person, you may answer “False.”

7.	______ ________ True False

You are a partnership or corporation that was organized under the laws of any foreign jurisdiction by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act not organized or incorporated.  If the preceding sentence is true, but you were organized or incorporated and are owned by accredited investors (as defined in rule 501(a) of Regulation D) who are not natural persons, estates or trusts, you may answer “False.”

8.	______ ________ True False	You are an employee benefit plan established and administered in accordance with the law and customary practices and documentation of a country other than the United States.
9.	______ ________ True False

You are an agency or branch of a U.S. Person located outside the United States that is (i) operated for valid business reasons; (ii) engaged in the business of insurance or banking; and (iii) subject to substantive insurance or banking regulation, respectively, where located.

10.	______ ________ True False	You are the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, or one of their agencies, affiliates or pension plans.

14

III. SIGNATURE

You agree that the Company may disclose this questionnaire to such parties as the Company deems appropriate to establish the availability of exemptions from registration under federal and state securities laws.  You represent that the information furnished in this questionnaire is true, complete and correct and you acknowledge that the Company and its counsel are relying on the truth and accuracy of such information to comply with federal and state securities laws. You agree to notify the Company promptly of any changes in the foregoing information that may occur prior to the investment.

FOR INDIVIDUALS:

(Signature)

Date:

FOR ENTITIES:

Name of Entity

(Signature)

Name of Signing Party

Title of Signing Party

15

Exhibit B

RISK FACTORS

An investment in the common stock, par value $0.001 per share (the “Common Stock”) of Datasea, Inc., a Nevada corporation (the “Company”) is speculative and involves a high degree of risk. You should carefully consider the following risk factors in evaluating our business before purchasing any shares of our Common Stock. No purchase of our Common Stock should be made by any person who is not in a position to lose the entire amount of his or her investment. The order of the following risk factors is presented arbitrarily. You should not conclude the significance of a risk factor because of the order of presentation. Our business and operations could be seriously harmed as a result of any of these risks.

Risks Relating to Our Business and Industry

We are an early stage company with a very limited operating history as a provider of Internet security equipment, new media advertising and data processing services. Our limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

We have a very limited operating history. Our operating entity, Shuhai Beijing Information Technology Co., Ltd. (“Shuhai Beijing”), was formed in February 2015 and has yet to generate revenue and we may not generate material revenue or any profit for the foreseeable future. The Company expects that Internet security products along with new media advertising, micro marketing, ISP connecting, and large data processing services will be its core business and main revenue producing sectors in the future. We have limited experience and operating history in developing and marketing the foregoing products and services. In addition, the market for our products and services is highly competitive. If we fail to successfully develop and offer our products and services in an increasingly competitive market, we may not be able to capture the growth opportunities associated with the products and services or recover our development and marketing costs, and our future results of operations and growth strategies could be adversely affected. Our limited history may not provide a meaningful basis for investors to evaluate our business, financial performance and prospects.

Our current distribution model heavily relies on regional agents and disruption of or changes in our distribution model could harm our sales and margins.

Currently, we heavily rely on regional agents to distribute our Internet security equipment. Under such business model, a majority of our products will be sold through our regional agents. We expect to sell our Internet security equipment to regional agents who will then maintain stock inventory and sell that inventory directly to end users at higher prices. These agents will also occasionally provide system installation, technical support, professional services and other support services in addition to network equipment sales. In selecting regional agents, we focus on their ability to leverage local connections and relationships with local branches of the Ministry of Public Security of the People’s Republic of China (the “PRC”) to sell our products. We have not yet had any direct sales to end consumer, and so far have provided our products and services to users for free on a trial basis. We anticipate that product sales through regional distribution agents will account for a majority of our product sales in the near future. Relying on indirect sales may lead to greater difficulty in forecasting the mix of our products and, to a degree, the timing of orders from our customers.

16

The current distribution model can be adversely affected by a couple of factors which could result in disruption of or changes in our distribution model and further adversely affect our sales and margins, including the following:

●	Some of our regional agents may demand that we absorb a greater share of the risks that their customers may ask them to bear;

●	Some of our regional agents may have insufficient financial resources and may not be able to withstand the challenges related to changes in business conditions;

●	Some of our regional agents may lose their relationships or connections with local branches of the PRC Ministry of Public Security; and

●	Revenue from indirect sales could suffer if our distributors’ financial conditions or operations weaken.

Supply chain issues, including financial problems of contract manufacturers or component suppliers, or a shortage of adequate component supply or manufacturing capacity that increased our costs or caused a delay in our ability to fulfill orders, could have an adverse impact on our business and operating results, and our failure to estimate customer demand properly may result in excess or obsolete component supply, which could adversely affect our gross margins.

Currently, we do not own or operate our manufacturing facilities but instead rely on a third party contractor to manufacturer our products, and we expect that we will continue to rely on existing and new contractual manufacturers for the foreseeable future. Such reliance could have adverse impact on the supply of our products and on our business and operating results:

●	Any financial problems of either contract manufacturers or component suppliers could either limit supply or increase costs;

●	Reservation of manufacturing capacity at our contract manufacturers by other companies, inside or outside of our industry, could either limit supply or increase costs; and

●	Industry consolidation occurring within one or more component supplier markets could limit supply or increase costs.

In addition, the following supply chain-related issues could adversely affect our customer relationship, operating results and financial condition:

●	a reduction or interruption in supply of one or more components;

●	a significant increase in the price of one or more components;

●	a failure to adequately authorize procurement of inventory by our contract manufacturers; and

●	a failure to appropriately cancel, reschedule or adjust our requirements based on our business needs.

Over the long term, we intend to invest in engineering, sales, service and marketing activities, and these investments may achieve delayed, or lower than expected, benefits which could harm our operating results.

While we intend to focus on managing our costs and expenses, over the long term, we also intend to invest in personnel and other resources related to our engineering, sales, service and marketing functions as we realign and dedicate resources on key growth areas, such as Internet security. We are likely to recognize the costs and expenses associated with these investments earlier than some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect. If we do not achieve the benefits anticipated from these investments, or if the achievement of these benefits is delayed, our operating results may be adversely affected.

17

Our business substantially depends upon the continued growth of the internet and internet-based systems.

A substantial portion of our business and revenue depends on growth and evolution of the Internet in the PRC and globally, including the continued development of the Internet. To the extent that an economic slowdown or economic uncertainty and any related reductions in capital spending adversely affect spending on Internet infrastructure, we could experience material harm to our business, operating results and financial condition.

Because of the rapid introduction of new products and changing customer requirements related to matters such as cost-effectiveness and security, we believe that there could be performance problems with Internet communications in the future, which could receive a high degree of publicity and visibility. Because Internet security equipment is our major products, our business, operating results and financial condition may be materially adversely affected, regardless of whether or not these problems are due to the performance of our own products. Such an event could also result in a material adverse effect on the market price of our Common Stock independent of direct effects on our business.

Product quality problems could lead to reduced revenue, gross margins, and net income.

The Internet security equipment we provide is highly complex as the products incorporate both hardware and software technologies. Neither we nor our contract manufacturers have developed a sophisticated product testing program. There can be no assurance that the pre-shipment testing programs we develop in the future will be adequate to detect all defects, including defects in individual products or defects affecting numerous shipments. Such potential defects might interfere with customer satisfaction, reduce sales opportunities or affect gross margins. As an example, software typically contains bugs that can unexpectedly interfere with expected operations. From time to time, we will have to replace certain components and provide remediation in response to the discovery of defects or bugs in our products. There can be no assurance that such remediation, depending on the product involved, would not have a material impact. An inability to cure a product defect could result in the failure of a product line, temporary or permanent withdrawal from a product or market, damage to our reputation, inventory costs, or product reengineering expenses, any of which could have material impact on our revenue, margins and net income.

Because of the capital-intensive nature of our business, we will likely have to incur indebtedness or issue new equity securities. If we are not able to obtain additional capital, our ability to operate or expand our business may be impaired and our results of operations could be adversely affected.

Our business requires significant levels of capital to finance the research and development of new products and service platforms that meet the constantly evolving industry standards and consumer demands. As such, we expect that we will need additional capital to fund our future growth. We currently depend on loans from our founders, Ms. Zhixin Lu and Mr. Fu Liu, who currently serve as our only officers and directors. If cash from such available sources is insufficient or unavailable, or if cash is used for unanticipated needs, we may require additional capital sooner than anticipated. Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

●	investors’ perceptions of, and demand for, companies operating in China;

●	conditions of the U.S. and other capital markets in which we may seek to raise funds;

●	our future results of operations, financial condition and cash flows;
18

●	governmental regulation of foreign investment in China;

●	economic, political and other conditions in the United States, China and other countries; and

●	governmental policies relating to foreign currency borrowings.

The sale of additional equity securities would result in dilution of our existing shareholders. In addition, the incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is highly uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

Our success is dependent on retaining key personnel who would be difficult to replace.

Our success depends largely on the continued services of our key management and technical staff. In particular, our success depends on the continued efforts of Ms. Zhixin Liu, our Chairman of the Board of Directors, Chief Executive Officer, Interim Chief Financial Officer, Treasurer and Secretary, and Mr. Fu Liu, our Director. Ms. Liu and Mr. Liu (who are daughter and father) have been instrumental in developing our business model and are crucial to our business development. There can be no assurance that they will continue in their present capacities for any particular period of time. The loss of the services of Ms. Liu and Mr. Liu could materially and adversely affect our business development. In addition, the development of new Internet security products and marketing service platform requires us to retain certain key technical staff. Our research and development efforts rely on Mr. Zhiqiang Qian, our research and developement director and senior engineers Messrs. Jiangshan Liu and Ruiping Shen. The loss of these technical staff would negatively affect our introduction of new products and service platforms, our ability to capture new market share and our ability to generate sales revenue.

The Internet security product and various service industries we are in are characterized by constant and rapid technological change and evolving standards. If we fail to anticipate and adapt to these changes and evolutions, our sales, gross margins and profitability will be adversely affected.

Technologies change rapidly in the Internet security product, new media advertising, micro marketing and data processing industries with frequent new product and service developments and evolving industry standards. Companies operating within these industries are continuously developing new products and services with heightened performance and functionality, putting pricing pressure on existing products. Accordingly, we believe that our future success will depend on our ability to continue to anticipate technological changes and to offer additional product and service opportunities that meet evolving standards on a timely and cost-effective basis. Our failure to accurately anticipate the introduction of new technologies or adapt to fluctuations in the industry could lead to our having significant amounts of obsolete inventory that can only be sold at substantially lower prices and profit margins than anticipated. In addition, if we are unable to develop planned new technologies, we may be unable to compete effectively due to our failure to offer products or services most demanded by the marketplace. Products and services that our competitors develop or introduce may also render our products and services noncompetitive or obsolete. If any of these failures occur, our business and results of operations would be adversely affected.

We may face heightened competition from existing mature competitors as well as new entrants into the Internet security equipment and service industries in which we compete within the PRC. If we are unable to compete effectively, we may lose customers and our financial results will be negatively affected.

19

The Internet security equipment industry in the PRC is highly competitive. Currently, Shuhai Beijing’s primary competitors for Internet security equipment and ISP connecting services are mature companies with longer operating histories, more engineering resources, relatively sophisticated distribution channels and existing customer bases. Further, there are new competitors entering the micro marketing, new media advertising and data processing services industries. As a result, we could experience difficulties in obtaining customers, capturing market share, and generating revenue from our major products and services.

Changes to existing regulations may present technical, regulatory and economic barriers to the provision of our product, which may significantly increase our costs and adversely affect the results of our operations.

The Internet security industry in China is highly regulated by the PRC Ministry of Public Security. In particular, Computer Information System Security Specific Product Testing and Sales License Management Method (Ministry of Public Security Order No. 32) sets forth the technical standards for Internet security products as well as the procedures for applying for and maintaining permits for selling such products. The PRC Ministry of Public Security might change the regulatory framework or impose higher technical standards in the future. As a result, we would have to incur extra costs in connection with engaging new technical staff, improving our existing products, and renewing our permit.

The legal requirements associated with being a public company, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain listing of our Common Stock.

We may be unable to attract and retain qualified officers and directors required to provide for our effective management because of the rules and regulations that govern publicly listed companies, including, but not limited to, certifications by principal executive officers.  Currently, none of our officers or directors have experience in operating a U.S. public company. Moreover, the actual and perceived personal risks associated with compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and other public company requirements may deter qualified individuals from accepting roles as directors and executive officers. At present, we do not maintain an independent board and do not have any board members who would meet the independence requirements of the various exchanges. Further, the requirements for board or committee membership, particularly with respect to an individual’s independence and level of experience in finance and accounting matters, may make it difficult to attract and retain qualified board members going forward.  If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain the listing of our Common Stock on any stock exchange or quotation system (assuming we are able to obtain such listing) could be adversely affected.

20

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our Common Stock.

We are required to establish and maintain internal controls over financial reporting, disclosure controls and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder. Our senior management, which current consists solely of Ms. Zhixin Liu, cannot guarantee that our internal controls and disclosure controls will prevent all possible errors or all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management’s override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

We may be unable to complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our Company and, as a result, the value of our Common Stock.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by our management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year ending June 30, 2017. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting.

We are in the very early stages of the costly and challenging process of compiling a system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective.

If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our Common Stock shares to decline, and we may be subject to investigation or sanctions by the SEC.

We will also be required to disclose changes made in our internal control and procedures on a quarterly basis. However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date

21

we are no longer an “emerging growth company” as defined in the recently enacted JOBS Act (as defined below), if we take advantage (as we expect to do) of the exemptions contained in the JOBS Act. We will remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any December 31 before that time. subject to other conditions being met, we would cease to be an “emerging growth company” as of the following June 30.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in the future. Any of the foregoing occurrences, should they come to pass, could negatively impact the public perception of our company, which could have a negative impact on our stock price.

Our compliance with complicated U.S. regulations concerning corporate governance and public disclosure will result in additional expenses. Moreover, our ability to comply with all applicable laws, rules and regulations is uncertain given our management’s relative inexperience with operating U.S. public companies.

As a newly public company, we will be faced with expensive, complicated and evolving disclosure, governance and compliance laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and the Dodd–Frank Wall Street Reform and Consumer Protection Act. New or changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards of a U.S. public company are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, our executive officers have little experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and stock price.

Risks Relating to Our Corporate Structure

Our corporate structure and, in particular, our variable interest entity contracts (the “VIE Contractual Agreements”) are subject to significant risks, as set forth in the following risk factors.

We are a holding company that depends on cash flow from Shuhai Skill (HK), its subsidiary and Shuhai Beijing to meet our obligations.

On October 29, 2015, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Zhixin Liu and Fu Liu, each of whom are shareholders (the “Shareholders”) of Shuhai Information Skill (HK) Limited (“Shuhai Skill (HK)”), a limited liability company incorporated under the laws of the Hong Kong Special Administrative Region of the PRC. Pursuant to the terms of the Exchange Agreement, the Shareholders, who together own 100% of the ownership rights in Shuhai Skill (HK), agreed to

22

transfer all of the issued and outstanding ordinary shares of Shuhai Skill (HK) to the Company in exchange for the issuance of an aggregate of 4,000,000 shares of our Common Stock, thereby causing Shuhai Skill (HK) and its wholly foreign owned subsidiaries, Tianjin Information Sea Information Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC (“Tianjin Information”), and Harbin Information Sea Information Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC (“Harbin Information”) to become our wholly-owned subsidiaries, and Shuahi Beijing to become our variable interest entity. After the consummation of the Share Exchange, we became a holding company with no material assets other than the stock of Shuhai Skill (HK).  Accordingly, all of our operations are conducted through Shuhai Skill (HK), its direct subsidiary Tianjin Information and its variable interest entity Shuhai Beijing.  Harbin Information is presently inactive. We currently expect that the earnings and cash flow of our subsidiaries will primarily be retained and used in their operations.

We depend upon the VIE Arrangements in conducting our business in the PRC, which may not be as effective as direct ownership.

In October 2015, our wholly-owned subsidiary Tianjin Information, Harbin Information, Shuhai Beijing and its shareholders entered into a series of variable entity interest (VIE) agreements, including the Operation and Intellectual Property Service Agreement, the Shareholders’ Voting Rights Entrustment Agreement, the Option Agreement and the Equity Pledge Agreement (collectively the “VIE Agreements”). Through the VIE Agreements, we are able to exert effective control over Shuhai Beijing and to receive 100% of the net profits or net losses derived from the business operations of Shuhai Beijing. Such mechanism may not be as effective in providing us with control over Shuhai Beijing as direct ownership.  The VIE Agreements are governed by and would be interpreted in accordance with the laws of the PRC.  They also provide for the resolution of disputes through arbitration pursuant to PRC law. If Shuhai Beijing fails to perform the obligations under the VIE Agreements, we may have to rely on legal remedies available to us under PRC law, including seeking specific performance or injunctive relief, and claiming damages. There is a risk that we may be unable to obtain any of these remedies.  The legal environment in China is not as developed as in other jurisdictions.  As a result, uncertainties in the PRC legal system could limit our ability to enforce the VIE Agreements.

We may not be able to consolidate the financial results of some of our affiliated companies or such consolidation could materially adversely affect our operating results and financial condition.

All of our business is conducted through Shuhai Beijing, which currently is considered a VIE for accounting purposes, and we are considered the primary beneficiary, thus enabling us to consolidate our financial results in our consolidated financial statements. In the event that in the future a company we hold as a VIE no longer meets the definition of a VIE, or we are deemed not to be the primary beneficiary, we would not be able to consolidate line by line that entity’s financial results in our consolidated financial statements for PRC purposes. Also, if in the future an affiliate company becomes a VIE and we become the primary beneficiary, we would be required to consolidate that entity’s financial results in our consolidated financial statements for PRC purposes. If such entity’s financial results were negative, this could have a corresponding negative impact on our operating results for PRC purposes. However, any material variations in the accounting principles, practices and methods used in preparing financial statements for PRC purposes from the principles, practices and methods generally accepted in the United States and in SEC accounting regulations must be discussed, quantified and reconciled in financial statements for United States and SEC purposes.

23

Because we rely on the VIE Agreements with Shuhai Beijing for our revenue, the termination of such agreements would severely and detrimentally affect our continuing business viability under our current corporate structure.

Since we conduct our business operations through the VIE agreements, our revenues rely on dividend payments from our subsidiary Tianjin Information after it receives payments from Shuhai Beijing pursuant to the Operation and Intellectual Property Service Agreement, one of the VIE agreements between Tianjin Shuhai, Shuhai Beijing and its shareholders. Shuhai Beijing may terminate the Operation and Intellectual Property Service Agreement without cause. Because neither we, nor our subsidiaries, own equity interests of Shuhai Beijing, the termination of the Operation and Intellectual Property Service Agreement would sever our ability to continue receiving payments from Shuhai Beijing under our current holding company structure. While we are currently not aware of any event or reason that may cause the Operation and Intellectual Property Service Agreement to terminate, we cannot assure you that such an event or reason will not occur in the future. In the event that the Operation and Intellectual Property Service Agreement is terminated, this may have a severe and detrimental effect on our continuing business viability under our current corporate structure, which, in turn, may affect the value of your investment.

Contractual arrangements entered into by our subsidiary and our PRC operating affiliate may be subject to scrutiny by the PRC tax authorities. Such scrutiny may lead to additional tax liability and fines, which could hinder our ability to achieve or maintain profitability.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions entered into by our subsidiary and our PRC operating affiliate are found not to have been conducted on an arm’s-length basis or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow tax savings, adjust the profits and losses of our respective PRC entities, and assess late payment interest and penalties.

We conduct our business through Shuhai Beijing by means of contractual arrangements. If the PRC courts or administrative authorities determine that these contractual arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in such Chinese laws and regulations may materially and adversely affect our business.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between Tianjin Shuhai and Shuhai Beijing. Although we have been advised by our PRC counsel, Zhongyin Law Offices, that based on their understanding of the current PRC laws, rules and regulations, the structure for operating our business in China (including our corporate structure and contractual arrangements with Shuhai Beijing and its stockholders) comply with all applicable PRC laws, rules and regulations, and do not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations, the PRC courts or regulatory authorities may determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. We are aware of a case involving Chinachem Financial Services where certain contractual arrangements for a Hong Kong Company to gain economic control over a PRC Company were declared to be void by the PRC Supreme People's Court. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable.

24

If any of our PRC entities or their ownership structure or the contractual arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or any of our PRC entities fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses;
•	discontinuing or restricting the operations;
•	imposing conditions or requirements with which the PRC entities may not be able to comply;
•	requiring us and our PRC entities to restructure the relevant ownership structure or operations;
•	restricting or prohibiting our use of the proceeds from this offering to finance our business and operations in China; or
•	imposing fines.

The imposition of any of these penalties would severely disrupt our ability to conduct business and would have a material adverse effect on our financial condition, results of operations and prospects.

On or around September 2011, various media sources reported that the China Securities Regulatory Commission (the “CSRC”) had prepared a report proposing pre-approval by a competent central government authority of offshore listings by China-based companies with variable interest entity structures, such as ours, that operate in industry sectors subject to foreign investment restrictions. However, it is unclear whether the CSRC officially issued or submitted such a report to a higher level government authority or what any such report provides, or whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or what they would provide. If our ownership structure, contractual arrangements or the businesses of Shuhai Beijing are found to be in violation of any existing or future PRC laws or regulations, the relevant governmental authorities, including the CSRC, would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of Shuhai Beijing, revoking the business licenses or operating licenses of Shuhai Beijing, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring process, restricting or prohibiting our use of proceeds from any offering to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations.

The draft Foreign Investment Law proposes sweeping changes to the PRC foreign investment legal regime and will likely have a significant impact on businesses in China that are controlled by foreign invested enterprises primarily through contractual arrangements, such as our business.

On January 19, 2015, the PRC Ministry of Finance (“MOFCOM”) published a draft of the PRC Law on Foreign Investment (Draft for Comment), or Foreign Investment Law, which was open for public comments until February 17, 2015. At the same time, MOFCOM published an accompanying explanatory note of the draft Foreign Investment Law, or Explanatory Note, which contains important information about the draft Foreign Investment Law, including its drafting philosophy and principles, main content, plans to transition to the new legal regime and treatment of business in China controlled by foreign

25

invested enterprises, or FIEs, primarily through contractual arrangements. The draft Foreign Investment Law is intended to replace the current foreign investment legal regime consisting of three laws: the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-Invested Enterprise Law, as well as detailed implementing rules. The draft Foreign Investment Law proposes significant changes to the PRC foreign investment legal regime and may have a material impact on Chinese companies listed or to be listed overseas. The proposed Foreign Investment Law is to regulate FIEs the same way as PRC domestic entities, except for those FIEs that operate in industries detailed in a “Negative List” that are deemed to be either “restricted” or “prohibited.” Because the Negative List has yet to be published, it is unclear whether it will differ from the current list of industries subject to restrictions or prohibitions on foreign investment (including our industry). The draft Foreign Investment Law also provides that only FIEs operating in industries on the Negative List will require entry clearance and other approvals that are not required of PRC domestic entities. As a result of the entry clearance and approvals, certain FIE’s operating in industries on the Negative List may not be able to continue to conduct their operations through contractual arrangements.

The specifics of the draft Foreign Investment Law’s application to variable entity structures have yet to be proposed, but it is anticipated that the draft Foreign Investment Law will regulate variable interest entities. MOFCOM suggests both registration and approval as potential options for the regulation of variable entity structures, depending on whether they are “Chinese” or “foreign-controlled.” One of the core concepts of the draft Foreign Investment Law is “de facto control,” which emphasizes substance over form in determining whether an entity is “Chinese” or “foreign-controlled.” This determination requires considering the nature of the investors that exercise control over the entity. “Chinese investors” are natural persons who are Chinese nationals, Chinese government agencies and any domestic enterprise controlled by Chinese nationals or government agencies. “Foreign investors” are foreign citizens, foreign governments, international organizations and entities controlled by foreign citizens and entities. We are majority controlled by Mr. and Ms. Liu, both of whom are PRC nationals, therefore, it increases the likelihood that our company may be deemed “Chinese” controlled. In its current form, the draft Foreign Investment Law will make it difficult for foreign financial investors, including private equity and venture capital firms, to obtain a controlling interest of a Chinese enterprise in a foreign restricted industry. However, under the proposed new law, we may no longer need to hold interests in our operating affiliate through contractual arrangements and may be able to have control through direct equity ownership.

The draft Foreign Investment Law is presently under consideration and, while under consideration, there is substantial uncertainty regarding what the final content of the law will be as well as the adoption timeline or effective date of the final form of the law. While such uncertainty exists, we cannot determine whether the new foreign investment law, when it is adopted and becomes effective, will not have a material positive or negative impact on our corporate structure and business.

The contractual agreements that we have with our PRC operating affiliate may be determined to be a mechanism to circumvent the restriction of foreign ownership of a business in the PRC, and therefore could be determined to be unenforceable because they are against public policy.

We do not have a direct ownership interest in Shuhai Beijing, our PRC operating affiliate. Instead, through a series of contractual arrangements entered into between Shuhai Beijing and our subsidiary, Tianjin Information, we are able to: (i) exert effective control over our PRC operating affiliate; (ii) receive substantially all of the economic benefits derived from the business operations of our PRC operating affiliate; and (iii) have an exclusive option to purchase all or part of the equity interests in our PRC operating affiliate. Notwithstanding the foregoing, there is a risk that these contractual agreements between Shuhai Beijing and our subsidiary, Tianjin Information, may be determined by a government agency in the PRC to be a mechanism to circumvent the restrictions on foreign ownership of a PRC business and therefore could be determined to be unenforceable because they are against public policy in

26

the PRC. If the agreements were determined to be void as against public policy, we would have no right to the economic benefits from the operations of our PRC affiliate and we would have no other means of generating revenue.

If any of our affiliated entities becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations.

We currently conduct our operations in China through contractual arrangements with our affiliated entities. As part of these arrangements, substantially all of our assets that are important to the operation of our business are held by our affiliated entities. If any of these entities goes bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of our affiliated entities undergoes a voluntary or involuntary liquidation proceeding, its equity owner or unrelated third-party creditors may claim rights relating to some or all of these assets, which would hinder our ability to operate our business and could materially and adversely affect our business, our ability to generate revenue and the market price of our Common Stock.

Risks Associated With Doing Business in China

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of our business.

The PRC's economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions within the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social environment.

A slowdown or other adverse developments in the PRC economy may harm our customers and the demand for our services and our products.

All of our operations are conducted in the PRC. Although the PRC economy has grown significantly in the past two decades, there is no assurance that this growth will continue. A slowdown in overall economic growth, an economic downturn, a recession or other adverse economic developments in the PRC could significantly reduce the demand for our product and services.

27

If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.

At various times during recent years, the U.S and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries that may affect the economic outlook both in the U.S and in China. Any political or trade controversies between the U.S and China, whether or not directly related to our business, could reduce the price of our Common Stock.

Future inflation in China may inhibit the profitability of our business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  Rapid economic growth can lead to growth in the money supply and rising inflation.  If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability.  These factors have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  High inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and services.

The fluctuation of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by various factors, such as changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under such policy, the Renminbi was permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Later on, the People’s Bank of China decided to implement further reform of the RMB exchange regime to enhance the flexibility of RMB exchange rates. Such changes in policy have resulted in a significant appreciation of the Renminbi against the U.S. dollar since 2005. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant adjustment of the Renminbi against the U.S. dollar.

Any significant appreciation or revaluation of the Renminbi may have a material adverse effect on the value of, and any dividends payable on, shares of our Common Stock in foreign currency terms. More specifically, if we decide to convert our Renminbi into U.S. dollars, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. To the extent that we need to convert U.S. dollars we receive from any public offering of our Common Stock into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. In addition, appreciation or depreciation in the exchange rate of the Renminbi to the U.S. dollar could materially and adversely affect the price of shares of our Common Stock in U.S. dollars without giving effect to any underlying change in our business or results of operations.

Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

Substantially all of our revenue is denominated in Renminbi. As a result, restrictions on currency exchange may limit our ability to use revenue generated in Renminbi to fund any business activities we may have outside China in the future or to make dividend payments to our shareholders in U.S. dollars. Under current PRC laws and regulations, Renminbi is freely convertible for current account items, such as trade and service-related foreign exchange transactions and dividend distributions. However, Renminbi

28

is not freely convertible for direct investment or loans or investments in securities outside China, unless such use is approved by the PRC State Administration of Foreign Exchange (“SAFE”). For example, foreign exchange transactions under our subsidiary’s capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval requirement of SAFE. These limitations could affect our ability to obtain foreign exchange for capital expenditures.

Our subsidiaries and affiliated entity in China are subject to restrictions on making dividends and other payments to us.

We are a holding company and rely principally on dividends paid by our subsidiary in China for our cash needs, including paying dividends and other cash distributions to our shareholders to the extent we choose to do so, servicing any debt we may incur and paying our operating expenses. Shuhai Skill (HK)’s income in turn depends on the service fees paid by our affiliated entities. Current PRC regulations permit our subsidiary in China to pay dividends to us only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under the applicable requirements of PRC law, Shuhai Skill (HK) may only distribute dividends after it has made allowances to fund certain statutory reserves. These reserves are not distributable as cash dividends. In addition, if our subsidiaries or our affiliated entity in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any such restrictions may materially affect such entities’ ability to make dividends or make payments, in service fees or otherwise, to us, which may materially and adversely affect our business, financial condition and results of operations.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Foreign companies, including some of our competitors, are not subject to these prohibitions.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China.  If our competitors engage in these practices, they may receive preferential treatment from personnel of other companies or government agencies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage.  Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions in a civil law system may be cited as reference but have limited precedential value. Since 1979, newly introduced PRC laws and regulations have significantly enhanced the protections of interest relating to foreign investments in China. However, since these laws and regulations are relatively new and the PRC legal system continues to evolve rapidly, the interpretations of such laws and regulations may not always be consistent, and enforcement of these laws and regulations involves significant uncertainties, any of which could limit the available legal protections.

In addition, the PRC administrative and judicial authorities have significant discretion in interpreting, implementing or enforcing statutory rules and contractual terms, and it may be more difficult to predict the outcome of administrative and judicial proceedings and the level of legal protection we may

29

enjoy in the PRC than under some more developed legal systems. These uncertainties may affect our decisions on the policies and actions to be taken to comply with PRC laws and regulations, and may affect our ability to enforce our contractual or tort rights. In addition, the regulatory uncertainties may be exploited through unmerited legal actions or threats in an attempt to extract payments or benefits from us. Such uncertainties may therefore increase our operating expenses and costs, and materially and adversely affect our business and results of operations.

The PRC’s legal and judicial system may not adequately protect our business and operations and the rights of our investors.

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. As a result, it may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on the civil law regime, which means that it is based on written statutes. A decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC's political, economic or social life, will not affect the PRC government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and affiliated entity, which could harm our liquidity and our ability to fund and expand our business.

As an offshore holding company of our PRC subsidiaries, we may (i) make loans to our PRC subsidiaries and affiliated entity, (ii) make additional capital contributions to our PRC subsidiary, (iii) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, and (iv) acquire offshore entities with business operations in China in an offshore transaction. However, most of these uses are subject to PRC regulations and approvals. For example:

●	loans by us to our wholly-owned subsidiaries in China, which are foreign-invested enterprises, cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange of the PRC, or SAFE, or its local counterparts;

●	loans by us to our affiliated entity, which is a domestic PRC entity, over a certain threshold must be approved by the relevant government authorities and must also be registered with SAFE or its local counterparts; and

●	capital contributions to our wholly-owned subsidiary must be approved by MOFCOM or its local counterparts.

30

On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of its capital contribution in foreign currency into Renminbi. The notice requires that the capital of a foreign-invested company settled in Renminbi converted from foreign currencies shall be used only for purposes within the business scope as approved by the applicable governmental authorities. Such loan may not be used for equity investments within the PRC unless such activity is set forth in the business scope or is otherwise permissible under PRC laws or regulations. In addition, SAFE strengthened its oversight of the flow and use of such capital of a foreign-invested company settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not otherwise been used. Violations of Circular 142 will result in severe penalties including heavy fines. As a result, Circular 142 may significantly limit our ability to transfer funds to our operations in China through our PRC subsidiary, which may adversely affect our ability to expand our business.

SAFE also promulgated Circular 59 on November 9, 2010, which, among other things, requires the authenticity of settlement of net proceeds from offshore offerings to be closely examined and the net proceeds to be settled in the manner described in the offering documents, or otherwise approved by the board of directors. Accordingly, as we apply with SAFE to convert foreign currencies into Renminbi funds for use of such funds in the PRC, they need to be used in accordance with the section entitled “Use of Proceeds,” or when the proposed use of the proceeds is inconsistent with what is set forth in the section entitled “Use of Proceeds,” we need to submit a board resolution in relation to such proposed use of proceeds to SAFE and the settlement of foreign exchange for such use of proceeds must comply with PRC regulations in relation to foreign exchange.

In addition, SAFE issued an internal guideline to its local counterparts, referred to as Circular 45, in November 2011. Based on the version of Circular 45 made publicly available by certain local governmental authorities on their websites, we understand that Circular 45 requires SAFE’s local counterparts to strengthen the control imposed by Circulars 142 and 59 over the conversion of a foreign-invested company’s capital contributed in foreign currency into RMB. Circular 45 stipulates that a foreign-invested company’s RMB funds, if converted from such company’s capital contributed in foreign currency, may not be used by such company to (i) extend loans (in the form of entrusted loans), (ii) repay borrowings between enterprises, or (iii) repay bank loans it has obtained.

We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to future loans or capital contributions by us to our entities in China. If we fail to receive such registrations or approvals, our ability to use capital raised and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

A failure by the beneficial owners of our Common Stock who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

SAFE has promulgated regulations, including the Notice on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles, or SAFE Circular No. 37, effective on July 4, 2014, and its appendices, that require PRC residents, including PRC institutions and individuals, to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular No. 37 as a “special purpose vehicle.” SAFE Circular No. 37 further requires amendment to the registration in the event of any significant changes

31

with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

These regulations apply to our direct and indirect shareholders who are PRC residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents. However, in practice, different local SAFE branches may have different views and procedures on the application and implementation of SAFE regulations, and since SAFE Circular No. 37 was issued a year ago, there remains uncertainty with respect to its implementation. We have requested PRC residents who we know currently hold direct or indirect interests in our company to make the necessary applications, filings and amendments as required under SAFE Circular No. 37 and other related rules. However, we cannot assure you that these individuals or any other direct or indirect shareholders or beneficial owners of our company who are PRC residents will be able to successfully complete the registration or update the registration of their direct and indirect equity interest as required in the future. If they fail to make or update the registration, our PRC subsidiary could be subject to fines and legal penalties, and SAFE could restrict our cross-border investment activities and our foreign exchange activities, including restricting our PRC subsidiary’s ability to distribute dividends to, or obtain loans denominated in foreign currencies from, our company, or prevent us from paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Certain PRC regulations, including the M&A Rules and national security regulations, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China.

On August 8, 2006, six PRC regulatory authorities jointly issued the Regulation on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules. The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the MOFCOM must be notified in the event a foreign investor takes control of a PRC domestic enterprise. In addition, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the MOFCOM. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in August 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by the MOFCOM. In addition, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited.

There is significant uncertainty regarding the interpretation and implementation of these regulations relating to merger and acquisition activities in China. In addition, complying with these requirements could be time-consuming, and the required notification, review or approval process may materially delay or affect our ability to complete merger and acquisition transactions in China. As a result, our ability to seek growth through acquisitions may be materially and adversely affected.

32

In addition, if MOFCOM determines that we should have obtained its approval for our entry into contractual arrangements with our affiliated entities, we may be required to file for remedial approvals. There is no assurance that we would be able to obtain such approval from MOFCOM. We may also be subject to administrative fines or penalties by MOFCOM that may require us to limit our business operations in the PRC, delay or restrict the conversion and remittance of our funds in foreign currencies into the PRC or take other actions that could have material and adverse effect on our business, financial condition and results of operations.

Labor contract laws in China may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated the Labor Contract Law of the PRC, or the Labor Contract Law, which became effective on January 1, 2008. The Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. In addition, it requires certain terminations be based on the mandatory requirement age. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

Risks Relating to This Offering and the Ownership of Our Common Stock

There is no minimum amount that we are required to raise in the Offering. We may therefore raise little or no funds in the Offering.

There is no minimum amount that we are required to raise in this offering, and all sales efforts are being done on a strictly “reasonable efforts” basis. If we do not sell all or substantially all of the shares offered hereby, or such sales take longer than anticipated, a portion of our business plans will be delayed or may go unfulfilled. In such event, our business may fail and those investors who do invest in the offering could lose all or a substantial portion of their investment. If you purchase shares, you will do so without any assurance that we will raise enough money to satisfy the full use of proceeds we have outlined hereto or to meet our ongoing working capital needs.

The shares of Common Stock offered hereby have not been registered and are “restricted.”

The shares of Common Stock offered hereby have not been registered for sale or resale under U.S. federal law or any U.S. state or non-U.S. law and are being offered pursuant to an exemption from the registration provisions of the Securities Act of 1933, as amended pursuant to Rule 506(b) of Regulation D and Regulation S promulgated thereunder. Therefore, there shares are “restricted” and are subject to significant legal restrictions on transfer. Moreover, no governmental agency has reviewed this offering and no state, federal or non-U.S. agency has passed upon either the fairness of the terms of the offering. The exemptions relied upon in this offering are significantly dependent upon the accuracy of the representations of the investors to be made in their respective Subscription Agreements. In the event that any such representations prove to be untrue, the registration exemptions we relied upon in selling the Common Stock might not be available and substantial liability to our company may result under applicable securities laws for rescission or damages.

33

Our management will have broad discretion in the use of proceeds from this offering.

Although we intend to use a substantial portion of the net proceeds of the offering for working capital requirements and general and administrative costs, our management will have broad discretion with respect to the expenditure of the net proceeds of the offering, including discretion to use the proceeds in ways in which investors may disagree. Investors in this offering will be relying entirely on the judgment of our management, and will have no say, regarding the application of the proceeds of the offering.

The price per share in this offering was determined arbitrarily.

As there is no public market for our Common Stock, the offering price of the shares being purchased by investors is not necessarily related to our assets, book value or any other objective standard of value. The offering price should not be considered as an indication of our actual value or the value of the shares offered hereby. Each prospective investor should make an independent evaluation of the fairness of the offering price.

Our majority stockholders will control our company for the foreseeable future, including the outcome of matters requiring shareholder approval.

Our officers and directors (currently consisting only of Ms. Zhixin Liu and her father Mr. Fu Liu) collectively have more than 80% beneficial ownership of our Company. This is particularly the case as our two directors are members of the same family. As a result, such individuals will have the ability, acting together, to control the election of our directors and the outcome of corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our Company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders and be disadvantageous to our shareholders with interests different from those individuals. Certain of these individuals also have significant control over our business, policies and affairs as officers or directors of our Company. Therefore, you should not invest in reliance on your ability to have any control over our Company.

No public market for our Common Stock currently exists, and an active trading market may not develop or be sustained following this offering.

As we are in our early stages, an investment in our Company will likely require a long-term commitment, with no certainty of return. There is no public market for our Common Stock, and even if we become a publicly-listed company, of which no assurances can be given, we cannot predict whether an active market for our Common Stock will ever develop in the future.  In the absence of an active trading market:

●	Investors may have difficulty buying and selling or obtaining market quotations;

●	Market visibility for shares of our Common Stock may be limited; and

●	A lack of visibility for shares of our Common Stock may have a depressive effect on the market price for shares of our Common Stock.

Assuming we can find market makers to establish quotations for our Common Stock, we expect that our Common Stock will be quoted on the OTC Bulletin Board (known as the OTCBB) or OTCQB

34

market operated by OTC Markets Group, Inc.  These markets are relatively unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or the NYSE MKT (formerly known as the NYSE AMEX). No assurances can be given that our Common Stock, even if quoted on such markets, will ever trade on such markets, much less a senior market like NASDAQ or NYSE MKT. In this event, there would be a highly illiquid market for our Common Stock and you may be unable to dispose of your Common Stock at desirable prices or at all. Moreover, there is a risk that our Common Stock might not be eligible for being quoted on the OTCBB/OTCQB, in which case it might be quoted on the so called “Pink Sheets,” which is even more illiquid than the OTC Bulletin Board.

The lack of an active market impairs your ability to sell your shares of our Common Stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares of our Common Stock. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares of our Common Stock and may impair our ability to expand our operations through acquisitions by using our shares as consideration.

Even if our Common Stock becomes publicly-traded and an active trading market develops, the market price for our Common Stock may be volatile.

Even if our Common Stock becomes publicly-traded and even if an active market for our Common Stock develops, of which no assurance can be given, the market price for our Common Stock may be volatile and subject to wide fluctuations due to factors such as:

●	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	conditions in Chinese and global cybersecurity product markets;

●	our capability to match and compete with technology innovations in the industry;

●	changes in the economic performance or market valuations of other companies in the same industry;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB and the U.S. dollar; and

●	general economic or political conditions in or impacting China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our Common Stock.

35

Our Common Stock may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Common Stock begins trading on the OTCBB or OTCQB (of which no assurances can be given), our Common Stock may be “thinly-traded,” meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our Common Stock may not develop or be sustained.

Our Common Stock may be considered a “penny stock,” and thereby may be subject to additional sale and trading regulations that may make it more difficult to sell.

Our Common Stock, which we plan to have quoted for trading on the OTCBB, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Our Common Stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.  The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our Common Stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

FINRA sales practice requirements may also limit your ability to buy and sell shares of our Common Stock, which could depress the price of shares of our Common Stock.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to non-institutional customers, broker-dealers must make reasonable

36

efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell shares of our Common Stock, have an adverse effect on the market for shares of our Common Stock, and thereby depress price of our Common Stock.

You may face significant restrictions on the resale of your shares of our Common Stock due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Volatility in our Common Stock price may subject us to securities litigation.

The market for our Common Stock may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our shareholders without information or rights available to shareholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act), we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of an extension of time to comply with new or revised financial accounting standards;

•	reduced disclosure obligations regarding executive compensation in our periodic reports
37

and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of shares of our Common Stock.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from Shuhai Beijing. Shuhai Beijing may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

Upon dissolution of our Company, you may not recoup all or any portion of your investment.

In the event of a liquidation, dissolution or winding-up of our Company, whether voluntary or involuntary, the proceeds and/or assets of our company remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the shareholders of our Common Stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of our Common Stock, or any amounts, upon such a liquidation, dissolution or winding-up of our Company. In this event, you could lose some or all of your investment.

38